EXHIBIT 5.1

                    DRUMMOND WOODSUM & MACMAHON
                        ATTORNEYS AT LAW
                      245 COMMERCIAL STREET
                          P.O. BOX 9781
                   PORTLAND, MAINE 04104-5081
                         (207) 772-1941
                       FAX (207) 772-3627

                                   January 15, 1997


Consumers Water Company
Three Canal Plaza
Portland, ME  04101

RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We are familiar with the proceedings taken and proposed to be taken by Consumers Water Company, a Maine corporation (hereinafter called the "Company"), to authorize and issue previously unissued shares pursuant to its Employees 401(k) Savings Plan and Trust (the "Plan"), all as set forth in its Registration Statement on Form S-8 filed by the Company pursuant to the Securities Act of 1933, as amended, to which this opinion is an exhibit and in the prospectus constituting a part of such Registration Statement.

     We have examined the restated Articles of Incorporation and Bylaws of the Company and all amendments thereto and are familiar with the laws of the State of Maine under which the Company is incorporated and exists.
We have also examined the corporate proceedings relating to the authentication and issuance of previously unissued common shares of the Company and have made such further examination and inquiries as we deemed necessary for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Maine.

     2. Previously unissued common shares issuable pursuant to the Plan, when issued, will have been duly issued and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement.

                                   Very truly yours,

                                   /s/ Drummond Woodsum
                                       & MacMahon


                                                      EXHIBIT 5.2

DEPARTMENT OF THE TREASURY

INTERNAL REVENUE SERVICE
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN, NY  11202

Date:  03 MAY 1995

CONSUMERS WATER COMPANY
C/O MR. BRIAN MULLANY
VICE PRESIDENT & SECRETARY
THREE CANAL PLAZA
PORTLAND, ME  04112

Employer Identification Number:
     01-0049450
File Folder Number:
     010000134
Person to Contact:
     SHARON PETSHAFT
Contact Telephone Number:
     (203) 773-2759
Plan Name:
  CONSUMERS WATER COMPANY EMPLOYEES
  401K SAVINGS PLAN AND TRUST
Plan Number:  003


Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated December 15, 1994. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

CONSUMERS WATER COMPANY

     This determination letter is applicable for the amendment(s) adopted on December 22, 1989.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.


                                   Sincerely yours,

                                   /s/ Herbert J. Huff

                                      Herbert J. Huff
                                   District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
   for Employee Benefit Plans
Addendum

CONSUMERS WATER COMPANY

     This determination is applicable to the controlled group of corporations as indicated in your letter dated December 15, 1994.

     "This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465."